Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Veri-Tek International Corp on Form S-1 of our report dated May 24, 2004, except for Notes A, E and J as to which date is November 24, 2004 for Veri-Tek International Corp for the period ended December 31, 2003 appearing in this Prospectus, which is a part of this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/ Freedman & Goldberg
Freedman & Goldberg, CPAs, PC

Farmington Hills, MI

November 30, 2004